UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 25, 2022

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BioCryst Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-23186	62-1413174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4505 Emperor Blvd., Suite 200

Durham, North Carolina 27703

(Address of Principal Executive Offices) (Zip Code)

(919) 859-1302

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On August 25, 2022, the Company issued a press release announcing the events described in Item 8.01 of this Current Report on Form 8-K.  A copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On August 25, 2022, BioCryst Pharmaceuticals, Inc. (the “Company”) announced that it has entered into an amendment (the “Amendment”) to its contract dated September 1, 2018 with the Department of Health and Human Services (“HHS”) for the procurement of the Company’s approved antiviral influenza therapy, RAPIVAB® (peramivir injection).  Pursuant to the Amendment, HHS exercised Option Period 4 under the contract to purchase an additional 10,000 doses of RAPIVAB during the period of September 1, 2022 through August 31, 2023 for a total price of approximately $6.9 million. The order is the final of five purchase options under the Company’s procurement contract for RAPIVAB.  This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment furnished as Exhibit 10.1 to this Current Report on Form 8-K.

The Company has previously disclosed that it is commencing the close out of its September 2013 galidesivir contract with the National Institute of Allergy and Infectious Diseases within the HHS.  In addition, the Company’s other government funding for galidesivir is expected to expire later in 2022.  The Company has no plans to continue the galidesivir program without government funding.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding sales of RAPIVAB and expectations regarding the Company’s galidesivir program.  These statements involve known and unknown risks, uncertainties, and other factors which may cause actual results to be materially different from those expressed or implied by the forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Some of the factors that could affect the forward-looking statements contained herein include:  the Company relies on third-party manufacturers to manufacture RAPIVAB in a timely manner and in accordance with applicable governmental regulations, and any failure of such third-party manufacturers to perform their obligations could impact the Company’s ability to supply RAPIVAB pursuant to its government procurement contract; the availability of government funding; government contracts contain certain terms and conditions that subject the Company to additional risks; and the ongoing COVID-19 pandemic, which could create challenges in all aspects of the Company’s business, including without limitation delays, stoppages, difficulties, and increased expenses with respect to the Company’s and its partners’ supply chains, negatively impact the Company’s ability to access the capital or credit markets to finance its operations, or have the effect of heightening the other risks described herein or in the documents the Company files periodically with the Securities and Exchange Commission.  Please refer to the documents the Company files periodically with the Securities and Exchange Commission, specifically the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which identify important factors that could cause actual results to differ materially from those contained in the Company’s forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment, dated August 10, 2022, to the Contract dated September 1, 2018 between BioCryst Pharmaceuticals, Inc. and the Department of Health and Human Services
99.1	Press release dated August 25, 2022 entitled "U.S. Government Exercises Option to Purchase Additional RAPIVAB® (peramivir injection) from BioCryst for Pandemic Influenza Preparedness"
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioCryst Pharmaceuticals, Inc.

Date: August 25, 2022	By:	/s/ Alane Barnes
Alane Barnes
Chief Legal Officer